UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 3, 2014, Lydall, Inc. (the “Company”) agreed to make a one-time, final commission payment of €2,950,000 (or approximately $4.0 million), plus value added tax, to terminate, effective immediately, a long-standing commercial sales agreement in its thermal/acoustical metals business in Europe and eliminate all future sales commissions due to the agency. The termination of the commercial sales agreement is not expected to have any impact on the Company’s expected future part sales.

As a result of the payment, during the second quarter of 2014 the Company will record an income statement charge of approximately $2.9 million, net of sales commissions previously accrued. The payment will be funded using cash held outside of the U.S.

The Company’s estimated savings on commission expense is expected to be in the range of $0.7 million to $0.8 million for the remainder of 2014, to range from $0.9 million to $1.4 million annually from 2015 through 2019, and to range from $0.2 million to $0.7 million annually from 2020 through 2023.

The commercial sales agreement, originally entered into in 1999, was based on automotive platforms that span multiple years. The agreement required the Company to make sales commission payments on certain part sales through the end of the life of these automotive platforms, which in some instances may have continued through 2023. In addition to eliminating all future sales commissions due to the agency and terminating the commercial sales agreement, the Company also secured from the agency a full and general release and a covenant not-to-compete directly or indirectly.

This periodic report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact, including statements about the expected impact of the settlement agreement on Lydall’s future financial performance and estimated future expense savings, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict, including forecasts of future sales levels which will depend in part on economic conditions and customer demand. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2013.

These forward-looking statements speak only as of the date of this report, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this report or that may from time to time be made by or on behalf of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

June 4, 2014	By:	/s/ Chad A. McDaniel
Vice President, General Counsel and Secretary